FORM OF SUPPLEMENTAL INDENTURE WITH RESPECT TO GUARANTOR ACCESSIONS TO THE 6.875% SENIOR SECURED NOTES DUE 2021

[●] SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE (this “[●] Senior Secured Notes Supplemental Indenture”) dated as of [●] among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the affiliates of the Issuers party hereto (the “Additional Senior Secured Note Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”), principal paying agent, transfer agent, registrar and collateral agent (the “Original Collateral Agent”) and Wilmington Trust (London) Limited, as additional collateral agent (the “Additional Collateral Agent”), to the indenture dated as of February 1, 2011, as amended or supplemented (the “Senior Secured Notes Indenture”), in respect of the issuance of an aggregate principal amount of $1,000,000,000 of 6.875% Senior Secured Notes due 2021 (the “Senior Secured Notes”).
W I T N E S S E T H :
WHEREAS pursuant to Section 4.11 of the Senior Secured Notes Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior Secured Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations of the Issuers under the Senior Secured Notes and the Senior Secured Notes Indenture;
WHEREAS the Original Collateral Agent is the collateral agent with respect to the Collateral of the Additional Senior Secured Note Guarantors;
WHEREAS pursuant to Section 9.01(a)(vi) of the Senior Secured Notes Indenture, the Trustee, the Original Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are authorized (i) to amend the Senior Secured Notes Indenture to add a Senior Secured Note Guarantor with respect to any Senior Secured Note and (ii) to execute and deliver this [●] Senior Secured Notes Supplemental Indenture;
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Secured Notes Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Additional Senior Secured Note Guarantors mutually covenant and agrees for the equal and ratable benefit of the Trustee and the Holders of the Senior Secured Notes as follows:
1. Agreement to Guarantee. The Additional Senior Secured Note Guarantors hereby agree jointly and severally with all other Additional Senior Secured Note Guarantors, to unconditionally guarantee the Issuers’ obligations under the Senior Secured Notes and the Senior Secured Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Secured Notes Indenture and to be bound by all other applicable provisions of the Senior Secured Notes Indenture.
2. Ratification of Senior Secured Notes Indenture; [●] Senior Secured Notes Supplemental Indenture Part of Senior Secured Notes Indenture. Except as expressly amended hereby, the Senior Secured Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Senior Secured Notes Indenture shall be deemed to have been applicable to the Additional Senior Secured Note Guarantors beginning as of the Issue Date as if the Additional Senior Secured Note Guarantors had been parties thereto on such date, and any action or inaction taken by the Additional Senior Secured Note Guarantors after the Issue Date and prior to the date hereof prohibited by the Senior Secured Notes Indenture, shall be deemed a Default by the Additional Senior Secured Note Guarantors, under the Senior Secured Notes Indenture as of the date hereof. This [●] Senior Secured Notes Supplemental Indenture shall form a part of the Senior Secured Notes Indenture for all purposes, and every holder of a Senior Secured Note heretofore or hereafter authenticated and delivered shall be bound hereby.
3. Governing Law. THIS [●] SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this [●] Senior Secured Notes Supplemental Indenture.
5. Duplicate Originals. The parties may sign any number of copies of this [●] Senior Secured Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
7. No Adverse Interpretation of Other Agreements. This [●] Senior Secured Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this [●] Senior Secured Notes Supplemental Indenture.
8. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Additional Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Secured Notes, this [●] Senior Secured Notes Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Senior Secured Notes and the Senior Secured Notes Indenture by the Additional Senior Secured Note Guarantors. The waiver may not be effective to waive liabilities under the federal securities laws.
9. Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Secured Note Guarantors in this [●] Senior Secured Notes Supplemental Indenture and the Senior Secured Notes shall bind their respective successors and assigns. All agreements of the Trustee and each Collateral Agent in this [●] Senior Secured Notes Supplemental Indenture shall bind its successors and assigns.
10. Severability. In case any one or more of the provisions contained in this [●] Senior Secured Notes Supplemental Indenture or the Senior Secured Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this [●] Senior Secured Notes Supplemental Indenture or the Senior Secured Notes.
11. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
if to any of the Issuers or any Additional Senior Secured Note Guarantor:
[●]
and
if to the Trustee, Original Collateral Agent, Principal Paying Agent, Transfer Agent or Registrar:
[●]
and
if to the Additional Collateral Agent:
[●]
12. Amendments and Modification. This [●] Senior Secured Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Secured Notes Indenture and by written agreement of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

[Execution Blocks]

SUPPLEMENTAL INDENTURE
(SENIOR SECURED NOTES - 2011)

List of Substantially Similar Supplemental Indentures

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